                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                          Allied Capital Corporation
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ALLIED CAPITAL CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

      The 2002 Annual Meeting of Stockholders of Allied Capital Corporation (the “Company”) will be held at the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC on May 7, 2002 at 10:00 a.m. (Eastern Time) for the following purposes:

1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

2. To ratify the selection of KPMG LLP to serve as independent public accountants for the Company for the year ending December 31, 2002;

3. To approve an amendment to the Company’s Stock Option Plan; and

4. To transact such other business as may properly come before the meeting.

      You have the right to receive notice and to vote at the meeting if you were a stockholder of record at the close of business on February 15, 2002. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Suzanne V. Sparrow
Corporate Secretary

April 3, 2002

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

ALLIED CAPITAL CORPORATION

1919 Pennsylvania Avenue, NW
Washington, DC 20006

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the “Company” or “Allied Capital”) for use at the Company’s 2002 Annual Meeting of Stockholders (the “Meeting”) to be held on May 7, 2002 at 10:00 a.m. (Eastern Time) at the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report to Stockholders for the year ended December 31, 2001 are first being sent to stockholders on or about April 3, 2002.

      We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

      If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

      Stockholders of record may vote either via the Internet or by telephone. Specific instructions to be followed by registered stockholders interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

Purpose of Meeting

      At the Meeting, you will be asked to vote on the following proposals:

1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

2. To ratify the selection of KPMG LLP to serve as independent public accountants for the Company for the year ending December 31, 2002;

3. To approve an amendment to the Company’s Stock Option Plan; and

4. To transact such other business as may properly come before the meeting.

Voting Securities

      You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on February 15, 2002 (the “Record Date”). On February 15, 2002, there were 99,623,922 shares of the Company’s common stock outstanding. Each share of the common stock is entitled to one vote.

      If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

      The Company’s 401(k) plan owns a total of 250,367 shares, representing less than 1% of the Company’s total outstanding shares. Participants in the 401(k) Plan may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the 401(k) Plan, who are executive officers of the Company, will vote the shares on behalf of that participant.

      Each of the four nominees for election as directors who receives a majority of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be elected as directors. Stockholders may not cumulate their votes. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors or the ratification of the accountants will not be included in determining the number of votes cast, and will have no effect on these matters. With respect to the proposed amendment to the Stock Option Plan, shares that are voted as abstentions will have the effect of a vote against this proposal, and Broker non-votes will have no effect on the voting for this proposal.

Information Regarding This Solicitation

      The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

      In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors, officers or regular employees of the Company, (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, ADP.

Security Ownership of Management and Certain Beneficial Owners

      The following table sets forth, as of March 1, 2002, each current director, each nominee for director, the Chief Executive Officer, the Company’s executive officers, and the executive officers and directors as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power. The Company is not aware of any shareholder that beneficially owns more than 5% of the Company’s outstanding shares.

				Dollar Range of
				Equity Securities
	Number of			Beneficially
Name of	Shares Owned		Percentage	Owned by
Beneficial Owner	Beneficially(10)		of Class(1)	Directors(11)

Directors:

William L. Walton(9)	1,566,489	(2,4,8)	1.55%	over $	100,000

Brooks H. Browne	63,608	(3)	*	over $	100,000

John D. Firestone	49,713	(3,8)	*	over $	100,000

Anthony T. Garcia	78,112	(3)	*	over $	100,000

Lawrence I. Hebert	36,800	(3)	*	over $	100,000

John I. Leahy	36,818	(3)	*	over $	100,000

Robert E. Long	30,796	(3)	*	over $	100,000

Warren K. Montouri	246,182	(3)	*	over $	100,000

Guy T. Steuart II	338,180	(3,5)	*	over $	100,000

T. Murray Toomey, Esq.	52,666	(3,6)	*	over $	100,000

Laura W. van Roijen	53,449	(3,8)	*	over $	100,000

George C. Williams, Jr.(9)	433,115	(2)	*	over $	100,000

Executive Officers:

Scott S. Binder	323,928	(2,8)	*

Samuel B. Guren	222,200	(2)	*

Philip A. McNeill	463,507	(2)	*

Penni F. Roll	158,329	(2)	*

John M. Scheurer	666,418	(2)	*

	Number of
Name of	Shares Owned		Percentage
Beneficial Owner	Beneficially		of Class(1)

John D. Shulman	102,000	(2)	*

Scott A. Somer	3,839	(2)	*

Suzanne V. Sparrow	132,299	(2)	*

Joan M. Sweeney	721,084	(2)	*

Paul R. Tanen	68,000	(2)	*

Thomas H. Westbrook	354,492	(2,8)	*

G. Cabell Williams III	934,202	(2,4)	*

All directors and executive officers as a group (24 in number)	6,811,634	(7)	6.56%

  *  Less than 1%

(1)	Based on a total of 100,408,477 shares of the Company’s common stock issued and outstanding on March 1, 2002 and shares of the Company’s common stock issuable upon the exercise of immediately exercisable stock options held by each individual executive officer and non-officer director.

(2)	Share ownership for the following directors and executive officers includes:

		Options
		Exercisable	Allocated
		Within 60 Days	to 401(k)
	Owned	of March 1,	Plan
	Directly	2002	Account

William L. Walton	414,149	901,973	1,542

Scott S. Binder	68,815	253,690	1,423

Samuel B. Guren	2,500	219,700	0

Philip A. McNeill	191,706	261,033	10,768

Penni F. Roll	53,269	100,484	4,576

John M. Scheurer	277,936	361,979	26,503

John D. Shulman	0	102,000	0

Scott A. Somer	0	3,551	288

Suzanne V. Sparrow	70,854	42,400	19,045

Joan M. Sweeney	272,075	437,387	11,622

Paul R. Tanen	5,161	62,839	0

Thomas H. Westbrook	190,041	164,451	0

George C. Williams, Jr.	285,052	148,063	0

G. Cabell Williams III	438,284	245,551	82,258

(3)	Beneficial ownership includes exercisable options to purchase 20,000 shares, except Messrs. Montouri and Toomey who each have 15,000 shares.

(4)	Includes 250,367 shares held by the 401(k) Plan, of which Messrs. Walton and Williams III are co-trustees. Messrs. Walton and Williams III disclaim beneficial ownership of such shares.

(5)	Includes 276,691 shares held by a corporation for which Mr. Steuart II serves as an executive officer.

(6)	Shares are held by a trust for the benefit of Mr. Toomey and his wife.

(7)	Includes a total of 3,495,101 shares underlying stock options exercisable within 60 days of March 1, 2002, which are assumed to be outstanding for the purpose of calculating the group’s percentage ownership, and 250,367 shares held by the 401(k) Plan.

(8)	Includes certain shares held in IRA or Keogh accounts: Walton — 10,618 shares; Firestone — 2,252 shares; van Roijen — 4,147 shares; Binder — 273 shares; Westbrook — 15,865 shares.

(9)	Denotes individuals who are “interested persons” as defined in the Investment Company Act of 1940.

(10)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(11)	Beneficial ownership has been determined in accordance with Rule 16-1(a)(2) of the Securities Exchange Act of 1934.

ELECTION OF DIRECTORS

      Pursuant to the Company’s bylaws, the number of directors is set at twelve unless otherwise designated by the Board of Directors. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

      The Class I Directors, Messrs. Firestone, Garcia, and Hebert and Ms. van Roijen, have been nominated for election for a three-year term expiring in 2005. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

      A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Directors

      Certain information, as of March 1, 2002, with respect to each of the four nominees for election at the Meeting, as well as each of the current directors, are set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company or any of its predecessor companies prior to the 1997 merger of the five affiliated companies.

      All the directors and nominees currently serve as directors of the Company’s consolidated subsidiaries. The Board of Directors of each subsidiary will be composed of some or all of the Company’s directors. The business address of each nominee and director listed below is 1919 Pennsylvania Avenue, NW, Washington, DC 20006.

Nominees for Class I Directors – Term Expiring 2002

All four Class I directors are independent directors for purposes of the Investment Company Act of 1940.

John D. Firestone

Age 58. Mr. Firestone has been a partner of Secor Group (venture capital) since 1978. Mr. Firestone is a director of Security Storage Company of Washington, DC, Tudor Place Foundation, National Rehabilitation Hospital and the National Organization on Disability, and he serves as a trustee of The Washington Ballet. He was a director of Bryn Mawr Bank Corporation from 1998 to 2001. He has served as a director of the Company or one of its predecessors since 1993.

Anthony T. Garcia

Age 45. Mr. Garcia has been Vice President of Finance of Formity Systems, Inc., a developer of software products for business management of data networks, since January 2002. Mr. Garcia was a private investor from 2000 to 2001, the General Manager of Breen Capital Group (investor in tax liens) from 1997 to 2000, and a Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of the Company or one of its predecessors since 1991.

Lawrence I. Hebert

Age 55. Mr. Hebert has been a director and President and Chief Executive Officer of Riggs Bank N.A. (a subsidiary of Riggs National Corporation) since February 2001, and has served as a director of Riggs National Corporation since 1988. He also serves as a director of Riggs Investment Management Corporation and Riggs Bank Europe Limited (both indirect subsidiaries of Riggs National Corporation). Mr. Hebert is the President and a director of Perpetual Corporation (owner of Allbritton Communications Company and ALLNEWSCO, Inc.). Mr. Hebert is a director of ALLNEWSCO, Inc. (news programming service), the President of Westfield News Advertiser, Inc. (owner of a television station and newspapers), a trustee of The Allbritton Foundation and Vice Chairman of Allbritton Communications Company. Mr. Hebert previously served as Vice Chairman (1983 to 1998), President (1984 to 1998) and Chairman and Chief Executive Officer (1998 to 2001) of Allbritton Communications Company. He has served as director of the Company or one of its predecessors since 1989.

Laura W. van Roijen

Age 50. Ms. van Roijen has been a private real estate investor since 1992. Ms. van Roijen was Chairman of CWV & Associates (RTC qualified contracting firm) from 1991 to 1994, a director and the Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996, President of Volta Place, Inc. (real estate advisory firm) from 1991 to 1994, and Vice President (from 1986 to 1991) and Market Director (from 1989 to 1991) of Citicorp Real Estate, Inc. She has served as a director of the Company or one of its predecessors since 1992.

Class II Directors – Term Expiring 2003

All four Class II directors are independent directors for purposes of the Investment Company Act of 1940.

John I. Leahy

Age 71. Mr. Leahy has been the President of Management and Marketing Associates, a management consulting firm, since 1986. Mr. Leahy was the President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation from 1982 to 1985. Mr. Leahy is a director of Kar Kraft Systems, Inc., and The Wills Group, and is the Chairman of Gallagher Fluid Seals, Inc. He has served as a director of the Company or one of its predecessors since 1994.

Warren K. Montouri

Age 72. Mr. Montouri has been a Partner of Montouri & Roberson, a real estate investment firm, since 1980. Mr. Montouri was a director of C&S/ Sovran Bank from

1970 to 1990, a director of Sovran Financial Corporation from 1989 to 1990, a director of NationsBank, N.A. from 1990 to 1996, a director of BB&T Bank (formerly Franklin National Bank) from 1996 to 2000, a trustee of Suburban Hospital from 1991 to 1994, and a trustee of Audubon Naturalist Society from 1979 to 1985. He has served as a director of the Company or one of its predecessors since 1986.

Guy T. Steuart II

Age 70. Mr. Steuart has been a director and President of Steuart Investment Company, which manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses, since 1960. Mr. Steuart is Trustee Emeritus of Washington and Lee University. He has served as a director of the Company or one of its predecessors since 1984.

T. Murray Toomey, Esq.

Age 78. Mr. Toomey has been an attorney at law since 1949. Mr. Toomey is a director of The National Capital Bank of Washington and Federal Center Plaza Corporation. He is also Trustee Emeritus of The Catholic University of America. He has served as a director of the Company or one of its predecessors since 1958.

Class III Directors – Term Expiring 2004

Messrs. Walton and Williams are interested persons, as defined in the Investment Company Act of 1940, due to their positions as officers of the Company; Messrs. Browne and Long are independent directors.

William L. Walton

Age 52. Mr. Walton has been the Chairman, Chief Executive Officer and President of the Company since 1997. He has served on Allied Capital’s board of directors since 1986, and was named Chairman and CEO in February 1997. Mr. Walton previously served as Managing Director of New York-based Butler Capital Corporation, a mezzanine buyout firm, and was the personal venture capital advisor for William S. Paley, founder and Chairman of CBS. In addition, he was a Senior Vice President in Lehman Brother Kuhn Loeb’s Investment Banking Group. Mr. Walton also founded and managed two start-up businesses, Success Lab, Inc. and Language Odyssey, in the emerging education industry (1992-1996). Mr. Walton is a director of Riggs National Corporation and the National Venture Capital Association. He has served as director the Company or one of its predecessors since 1986.

George C. Williams, Jr.

Age 75. Mr. Williams is Chairman Emeritus of the Company. He was an officer of the predecessor companies from the later of 1959 or the inception of the relevant entity, and President or Chairman and Chief Executive Officer of the predecessor companies from the later of 1964 or each entity’s inception until 1991. He has served as a director of the Company and its predecessors since the later of 1964 or each entity’s inception. Mr. Williams is the father of G. Cabell Williams III, an executive officer of the Company.

Brooks H. Browne

Age 52. Mr. Browne has been the President of Environmental Enterprises Assistance Fund since 1993. Mr. Browne is a director of SEAF, Corporation Financiera Ambiental (Panama), Empresas Ambientales de Centro America (Costa Rica), Renewable Energy and Energy Efficiency Fund, Terra Capital Investors Limited, the Solar Development Foundation, Solar Development Foundation and Yayasan Bina Usaha Lingkungan (Indonesia) (environmental non-profit or investment funds). He has served as a director of the Company or one of its predecessors since 1990.

Robert E. Long

Age 70. Mr. Long has been the Chief Exective Officer and a director of Goodwyn, Long & Black Investment Management, Inc. since 1997, and has been the Chairman of Emerald City Radio Partners, LLC since 1997. Mr. Long was the President of Business News Network, Inc. from 1995 to 1998, the Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995, and a director and the President of Potomac Asset Management, Inc. from 1983 to 1991. Mr. Long is a director of AmBase Corporation, CSC Scientific, Inc., Advanced Solutions International, Inc. and Graphic Computer Solutions, Inc. He has served as a director of the Company or one of its predecessors since 1972.

Meetings of the Board of Directors and Committees

      The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. During 2001, the Board of Directors of the Company held eight board meetings and 33 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served, with the exception of Mr. Steuart.

      The Executive Committee has and may exercise those rights, powers and authority that the Board of Directors from time to time grants to it, except where action by the full Board is required by statute, an order of the Securities and Exchange Commission (the “Commission”) or the Company’s charter or bylaws. The Executive Committee also reviews and approves all investments of $10 million or more. The Executive Committee consists of Messrs. Walton, Hebert, Leahy, Long, Steuart and Williams. The Executive Committee met 23 times during 2001.

      The Audit Committee operates pursuant to a charter approved by the Board of Directors. The charter was included as Exhibit A to the Proxy Statement for the 2001 Annual Meeting of Stockholders. The charter sets forth the responsibilities of the Audit Committee. Generally, the Audit Committee recommends the selection of independent public accountants for the Company, reviews with such independent public accountants the planning, scope and results of their audit of the Company’s financial statements and the fees for services performed, reviews with the independent public accountants the adequacy of internal control systems, reviews the Company’s annual financial statements and receives the Company’s audit reports and financial statements. The Audit Committee consists of Messrs. Browne, Leahy and van Roijen, all of whom are considered independent under the rules promulgated by the New York Stock Exchange. The Audit Committee met five times during 2001.

      The Compensation Committee determines the compensation for the Company’s executive officers and the amount of salary and bonus to be included in the compensation package for each of the Company’s officers and employees. In addition, the Compensation Committee approves stock option grants for the Company’s officers under the Company’s Stock Option Plan. The Compensation Committee consists of Messrs. Long, Browne, Firestone and Garcia. The Compensation Committee met four times during 2001.

      The Nominating Committee recommends candidates for election as directors to the Board of Directors. The Nominating Committee consists of Messrs. Walton, Browne, Toomey and Williams. The Nominating Committee met once during 2001.

Information about Executive Officers

      The following information, as of March 1, 2002, pertains to the Company’s executive officers who are not directors of the Company.

Joan M. Sweeney

Age 42. Ms. Sweeney, Chief Operating Officer, has been employed by the Company since 1993. Ms. Sweeney oversees the Company’s daily operations. Prior to joining the Company, Ms. Sweeney was employed by Ernst & Young, Coopers & Lybrand and the SEC Division of Enforcement.

Penni F. Roll

Age 36. Ms. Roll, Chief Financial Officer, has been employed by the Company since 1995. Ms. Roll is responsible for the Company’s financial operations. Prior to joining the Company, Ms. Roll was an Audit Manager at KPMG LLP.

Scott S. Binder

Age 47. Mr. Binder, Managing Director, has worked with the Company’s private finance investment group since 1991. Prior to joining the Company, Mr. Binder formed and was President of Overland Communications Group. He also has worked in the specialty finance and leasing industry.

Samuel B. Guren

Age 54. Mr. Guren, Managing Director, joined the Company in 1999. Prior to joining the Company, Mr. Guren was the Senior Managing Partner at Baird Capital from
1996 to 1999. He also served as a Senior Managing Partner at William Blair Venture Partners for 15 years.

Philip A. McNeill

Age 42. Mr. McNeill, Managing Director, has been employed by the Company in the private finance investment group since 1993. Prior to joining the Company, Mr. McNeill served as Vice President of M&T Capital Corporation. Before entering the private finance industry, he was Founding Director of City National Bank of Weatherford, Oklahoma.

John M. Scheurer

Age 49. Mr. Scheurer, Managing Director, has been employed by the Company in the commercial real estate investment group since 1991. Prior to joining the Company, Mr. Scheurer worked with Capital Recovery Advisors, Inc. and First American Bank. He also started his own company, The Scheurer Company, and co-founded Hunter Associates, a leasing and consulting real estate firm in the Washington, DC area.

John D. Shulman

Age 39. Mr. Shulman, Managing Director, has been employed by the Company in the private finance investment group since 2001. Prior to joining the Company, Mr. Shulman served as the President and CEO of Onyx International, LLC from 1995 to 2001. He currently serves as a Director of ChemLink Laboratories LLC and as a member of the investment committee of Taiwan Mezzanine Funds.

Paul R. Tanen

Age 35. Mr. Tanen, Managing Director, has been employed by the Company in the private finance investment group since 2000. Prior to joining the Company, Mr. Tanen served as a Managing Director at Ridgefield Partners and was a founding member of the private equity group at Charter Oak Partners.

Thomas H. Westbrook

Age 38. Mr. Westbrook, Managing Director, has been employed by the Company in the private finance investment group since 1991. Prior to joining the Company, Mr. Westbrook worked with the North Carolina Enterprise Fund and was a Lending Officer in NationsBank’s corporate lending unit.

G. Cabell Williams III

Age 47. Mr. Williams, Managing Director, has been employed by the Company in the private finance investment group since 1981. Mr. Williams has served in many capacities during his tenure with the Company.

Scott A. Somer

Age 33. Mr. Somer, Director of Financial Operations, has been employed by the Company since 1998. Mr. Somer is responsible for managing the Company’s accounting and loan servicing activities. Prior to joining the Company, Mr. Somer was an Audit Manager at KPMG LLP.

Suzanne V. Sparrow

Age 36. Ms Sparrow, Executive Vice President and Corporate Secretary, has been employed by the Company since 1987. Ms. Sparrow manages the Company’s investor relations activities.

Compensation of Directors and Certain Executive Officers

      The following table sets forth compensation that the Company paid during the year ended December 31, 2001 to all the directors and the three highest paid executive officers of the Company (collectively, the “Compensated Persons”) in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

Compensation Table

			Pension or
			Retirement
			Benefits
	Aggregate	Securities	Accrued as	Directors
	Compensation	Underlying	Part of	Fees Paid
	from the	Options/	Company	by the
Name and Position	Company(1, 2)	SARs(5)	Expenses(2)	Company(6)

William L. Walton, Chairman and CEO(4)	$2,441,642	254,274	—	$0

Joan M. Sweeney, Chief Operating Officer	1,621,162	151,722	—	0

John M. Scheurer, Managing Director	1,459,569	110,517	—	0

Brooks H. Browne, Director	23,000	5,000	—	23,000

John D. Firestone, Director	17,000	5,000	—	17,000

Anthony T. Garcia, Director	17,000	5,000	—	17,000

Lawrence I. Hebert, Director	26,000	5,000	—	26,000

John I. Leahy, Director	33,000	5,000	—	33,000

Robert E. Long, Director	35,000	5,000	—	35,000

Warren K. Montouri, Director	23,000	5,000	—	23,000

Guy T. Steuart II, Director	29,000	5,000	—	29,000

T. Murray Toomey, Director	14,000	5,000	—	14,000

Laura W. van Roijen, Director	15,000	5,000	—	15,000

George C. Williams, Jr., Director and Chairman Emeritus(3, 4)	160,000	20,000	—	28,000

(1)	There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person’s total salary and bonus for the year.
(2)	The following table provides detail as to aggregate compensation paid during 2001 as to the three highest paid executive officers of the Company:

		Bonus
		and	Other
	Salary	Awards	Benefits

Mr. Walton	$446,538	$1,937,500	$57,604

Ms. Sweeney	296,654	1,289,525	34,983

Mr. Scheurer	273,577	1,152,998	32,994

Included for each executive officer in “Bonus and Awards” is an annual bonus, Retention Awards, and Cut-Off Award paid, if any. Included for each executive officer in “Other Benefits” is an employer contribution to the 401(k) Plan, life insurance premiums, and a contribution to the Deferred Compensation Plan. See also “Employment Agreements”.

(3)	In addition to director’s fees, Mr. Williams received $132,000 in consulting fees.
(4)	Denotes individuals who are “interested persons” as defined by the Investment Company Act of 1940.
(5)	See “Stock Option Awards” for terms of options granted in 2001. The Company does not maintain a restricted stock plan or a long-term incentive plan.
(6)	Consists only of directors’ fees paid by the Company during 2001. Such fees are also included in the column titled “Aggregate Compensation from the Company.”

Compensation of Directors

      During 2001, each director received an annual retainer of $10,000 and $1,000 for each committee meeting attended, except with respect to the members of the Executive Committee, who each received an annual retainer of $25,000 in lieu of fees paid for each Executive Committee meeting attended. In addition, the Chairman of the Audit Committee and Compensation Committee each received an annual fee of $3,000.

      Non-officer directors are eligible for stock option awards under the Company’s Stock Option Plan pursuant to an exemptive order from the Commission. The terms of the order, which was granted in September 1999, provided for a one-time grant of 10,000 options to each non-officer director on the date that the order was issued, or on the date that any new director is elected to the Board. Thereafter, each non-officer director receives 5,000 options each year on the date of the annual meeting of stockholders at the fair market value on the date of grant. See “Stock Option Plan.”

Stock Option Awards

      The following table sets forth the details relating to option grants in 2001 to Compensated Persons under the Company’s Stock Option Plan, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. See “Stock Option Plan.”

Options Grants During 2001

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates
	Securities	Percent of			Of Stock Appreciation
	Underlying	Total Options	Exercise		Over 10-Year Term(3)
	Options	Granted	Price Per	Expiration
Name	Granted(1)	In 2000(2)	Share	Date	5%	10%

William L. Walton(4)	254,274	9.08%	$21.59	9/20/11	$3,452,490	$8,749,289

Joan M. Sweeney	151,722	5.42%	21.59	9/20/11	2,060,056	5,220,587

John M. Scheurer	110,517	3.95%	21.59	9/20/11	1,500,582	3,802,768

Brooks H. Browne	5,000	0.18%	22.78	5/8/11	71,631	181,527

John D. Firestone	5,000	0.18%	22.78	5/8/11	71,631	181,527

Anthony T. Garcia	5,000	0.18%	22.78	5/8/11	71,631	181,527

Lawrence I. Hebert	5,000	0.18%	22.78	5/8/11	71,631	181,527

John I. Leahy	5,000	0.18%	22.78	5/8/11	71,631	181,527

Robert E. Long	5,000	0.18%	22.78	5/8/11	71,631	181,527

Warren K. Montouri	5,000	0.18%	22.78	5/8/11	71,631	181,527

Guy T. Steuart II	5,000	0.18%	22.78	5/8/11	71,631	181,527

T. Murray Toomey	5,000	0.18%	22.78	5/8/11	71,631	181,527

Laura W. van Roijen	5,000	0.18%	22.78	5/8/11	71,631	181,527

(1)	Options granted to officers in 2001 generally vest in three equal installments beginning on the first anniversary date of the grant, with full vesting occurring on the third anniversary of the grant date or change of control of the Company. Options granted to non-officer directors vest immediately.

(2)	In 2001, the Company granted options to purchase a total of 2,800,323 shares.

(3)	Potential realizable value is calculated on 2001 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

(4)	Denotes individual who is an “interested person” as defined by the Investment Company Act of 1940.

     The following table sets forth the details of option exercises by Compensated Persons during 2001 and the values of those unexercised options at December 31, 2001.

Option Exercises and Year-End Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options
	Shares		Options as of 12/31/01		as of 12/31/01(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William L. Walton(3)	0	$0	792,109	1,052,574	$5,176,606	$7,374,067

Joan M. Sweeney	0	0	384,175	502,333	2,484,071	3,349,806

John M. Scheurer	9,368	50,447	309,125	344,963	1,820,297	2,113,379

Brooks H. Browne	0	0	20,000	—	97,970	—

John D. Firestone	0	0	20,000	—	97,970	—

Anthony D. Garcia	0	0	20,000	—	97,970	—

Lawrence I. Hebert	0	0	20,000	—	97,970	—

John I. Leahy	0	0	20,000	—	97,970	—

Robert E. Long	0	0	20,000	—	97,970	—

Warren K. Montouri	5,000	30,400	15,000	—	55,470	—

Guy T. Steuart II	0	0	20,000	—	97,970	—

T. Murray Toomey	5,000	34,950	15,000	—	55,470	—

Laura W. van Roijen	0	0	20,000	—	97,970	—

George C. Williams, Jr.(3)	0	0	148,063	23,332	708,129	115,272

(1)	Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.
(2)	Value of unexercised options is calculated as the closing market price on December 31, 2001 ($26.00), net of the option exercise price, but before any tax liabilities or transaction costs. “In-the-Money Options” are options with an exercise price that is less than the market price as of December 31, 2001.
(3)	Denotes individuals who are “interested persons” as defined by the Investment Company Act of 1940.

Stock Option Plan

      The Company’s Stock Option Plan is intended to encourage stock ownership in the Company by officers and directors, thus giving them a proprietary interest in the Company’s performance. The Stock Option Plan was originally approved by stockholders at the Special Meeting of Stockholders on November 26, 1997. On May 9, 2000, the Company’s stockholders amended the Stock Option Plan to increase the authorized shares under the plan to 12,350,000 shares, as well as make certain other administrative changes. Stockholders are being asked to approve another amendment to the Stock Option Plan at this Meeting.

      The Committee’s principal objective in awarding stock options to the eligible officers of the Company is to align each optionee’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee’s compensation with the performance of the Company’s stock and the value delivered to stockholders.

      Stock options are granted under the Stock Option Plan at a price not less than the prevailing market value and will have value only if the Company’s stock price increases. The Committee determines the amount and features of the stock options, if any, to be awarded to optionees. The Committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Stock Option Plan, including the recipient’s current stock holdings, years of service, position with the Company and other factors. The Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration, as in the case of new hires, their potential performance.

      On September 8, 1999, the Company received approval from the Commission to grant options under the Stock Option Plan to non-officer directors. On that date, each incumbent non-officer director received options to purchase 10,000 shares, and pursuant to the Commission order, each will receive options to purchase 5,000 shares each year thereafter on the date of the annual meeting of stockholders. New directors will receive options to purchase 10,000 shares upon election to the board, and options to purchase 5,000 shares each year thereafter on the date of the annual meeting.

      The Stock Option Plan is designed to satisfy the conditions of Section 422 of the Code so that options granted under the Stock Option Plan may qualify as “incentive stock options.” To qualify as “incentive stock options,” options may not become exercisable for the first time in any year if the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.

401(k) Plan

      The Company maintains a 401(k) plan (the “401(k) Plan”). All employees who are at least 21 years of age have the opportunity to contribute pre-tax salary deferrals into the 401(k) Plan up to $11,000 annually for the 2002 plan year, and to direct the investment of these contributions. The 401(k) Plan allows eligible participants to invest in shares of the Company’s common stock among other investment options. In addition, the Company expects to contribute to each eligible participant (i.e. employees with one hour of service), up to 5% of each participant’s total cash compensation for the year, up to a maximum compensation of $170,000, to each participant’s plan account on the participant’s behalf, which fully vests at the time of the contribution. The contribution with respect to compensation in excess of $170,000 is made to the Deferred Compensation Plan. On February 15, 2002, the 401(k) Plan held less than 1% of the outstanding shares of the Company. See “Voting Securities.”

Deferred Compensation Plan

      The Company maintains a deferred compensation plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded plan, as defined by the Internal Revenue Code of 1986, as amended (the “Code”), that provides for the deferral of compensation by employees and consultants of the Company. Any employee or consultant of the Company is eligible to participate in the plan at such time and for such period as designated by the Board of Directors. The Deferred Compensation Plan is administered through a trust, and the Company funds this plan through cash contributions.

Employment Agreements

      The Company has entered into employment agreements with eight senior executives of the Company, including William L. Walton, the Company’s Chairman and CEO, Joan M. Sweeney, Chief Operating Officer, and John M. Scheurer, Managing Director. Each of the agreements provides for a three-year term, with annual renewals thereafter, and specifies each executive’s compensation during the term of the agreement, in accordance with the achievement of certain performance standards.

      The Board of Directors has the right to increase the base salary during the term of the employment agreement. In addition, each employment agreement states that the Board of Directors may provide, at their sole discretion, an annual cash bonus. This bonus is to be determined with reference to each executive’s performance in accordance with performance criteria to be determined by the Board in its sole discretion. Under each agreement, each executive also is entitled to participate in the Company’s stock option plan, and to receive all other awards and benefits previously granted to each executive including life insurance.

      In addition, each employment agreement provides for a long-term cash retention award for the performance period from 2001 through 2003. The long-term cash retention award vests and is payable in six equal installments on June 30th and December 31st of each year from 2001 through 2003. Mr. Walton will be eligible for a long-term cash retention award of $3,375,000, or $1,125,000 per year, over the performance period; Ms. Sweeney will be eligible for $2,550,000, or $850,000 per year; Mr. Scheurer will be eligible for $2,115,000, or $705,000 per year.

      Employment will terminate if the term of the agreement expires without written agreement of both parties. The executive has the right to voluntarily terminate employment at any time with 30 days’ notice, and in such case, the employee will not receive any severance pay. Among other things, the employment agreements prohibit the solicitation of employees from the Company in the event of an executive’s departure for a period of two years.

      If employment is terminated with cause, the employee will not receive any severance pay. If employment is terminated without cause during the term of the agreement, the executive shall be entitled to severance pay for a period not to exceed 36 months for Mr. Walton; 30 months for Ms. Sweeney; and 24 months for Mr. Scheurer. Severance pay shall include the continuation of the employee’s base salary, and the greater of (a) the average of the annual bonuses paid during the preceding three years, or (b) the amount of the last annual bonus paid to the employee. In addition, the executive shall be entitled to receive any payments under the long-term cash retention award that would have vested and been payable during the severance period. However, stock options would cease to vest during the severance period.

      If, within 12 months after a change of control (as defined in the employment agreements) termination of employment occurs either by the executive officer or the Company, the executive officer shall not be entitled to severance pay, but will instead be entitled to lump sum compensation as well as certain other benefits. For Mr. Walton, this lump sum is equal to three years of base salary and bonus (as calculated for severance pay), plus an amount equal to $5,565,000. For Ms. Sweeney, this lump sum is equal to two and a half years of base salary and bonus, plus an amount equal to $2,600,000. For Mr. Scheurer, this lump sum is equal to two years of base salary and bonus, plus an amount equal to $2,350,000. Under the terms of the agreement, the Company would also provide compensation to offset any applicable excise tax penalties imposed on the executive under Section 4999 of the Code.

Certain Transactions

      The following table sets forth certain information regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 2001. All of such indebtedness results from loans made by the Company to enable the exercise of stock options. The interest rates charged generally reflect the applicable federal rate on the date of the loan.

	Highest Amount				Amount
	Outstanding	Range of			Outstanding at
Name and Position with Company	During 2001	Interest Rates			March 1, 2002

William L. Walton, Chairman and CEO(1)	$2,697,250	5.83%	–	6.24%	$2,697,250

Joan M. Sweeney, Chief Operating Officer	1,832,719	5.79	–	6.63	1,831,196

Penni F. Roll, Chief Financial Officer	741,500	5.83	–	6.24	741,500

George C. Williams, Jr., Director, Chairman Emeritus(1)	1,850,386	5.89	–	6.24	1,850,386

Scott S. Binder, Managing Director	879,499	4.93	–	5.89	879,499

Philip A. McNeill, Managing Director	2,186,365	5.79	–	6.24	2,186,365

John M. Scheurer, Managing Director	2,537,259	4.73	–	6.63	2,537,259

Paul R. Tanen, Managing Director	99,994	3.91	–	3.91	99,994

Thomas H. Westbrook, Managing Director	2,405,138	4.98	–	6.24	2,405,138

G. Cabell Williams III, Managing Director	4,033,492	4.77	–	6.24	3,742,209

Suzanne V. Sparrow, Executive Vice President and Secretary	791,851	4.98	–	6.18	789,984

(1)	Denotes individuals who are “interested persons” as defined by the Investment Company Act of 1940.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 2001 all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Audit Committee Report

      As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent accountant all of the Company’s financial statements filed with the Commission for each quarter during 2001 and as of and for the year ended December 31, 2001. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The

Audit Committee also discussed with the independent accountants the matters discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the accountants the accountants’ independence. The Committee has reviewed the audit fees of the independent accountants. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent accountants from performing services that might impair their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements as of and for the year ended December 31, 2001 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Commission. The Audit Committee also recommends the selection of KPMG LLP to serve as independent accountants for the year ending December 31, 2002.

Audit Committee

Brooks H. Browne, Chairman
John I. Leahy, Member
Laura W. van Roijen, Member

Fees Paid to Arthur Andersen LLP for 2001

      Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for 2001 for the audit of the Company’s annual financial statements for 2001 and for the review of the financial statements included in the Company’s Forms 10-Q for 2001 were $211,000.

      All Other Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for 2001 were $159,000 for periodic regulatory filing reviews, including the issuance of consents and comfort letters thereon, $244,000 for tax planning and consultation, and $98,000 primarily related to tax matters regarding portfolio transactions.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The disinterested members of the Board of Directors have selected KPMG LLP as independent public accountants for the Company for the year ending December 31, 2002. The Company will no longer engage Arthur Andersen LLP as its independent accountants effective upon completion of the December 31, 2001 audit. The decision to change independent accountants was approved by the Company’s Audit Committee and Board of Directors and is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of KPMG LLP as the Company’s accountants, KPMG LLP also will be the independent public accountants for its consolidated subsidiaries of the Company.

      KPMG LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. The Company also has not consulted with KPMG LLP during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion KPMG LLP might issue on the Company’s financial statements.

      It is expected that a representative of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.

      In connection with the audits of Arthur Andersen LLP for the two most recent fiscal years, (1) there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there has been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      The reports of Arthur Andersen LLP on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

      The Company requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether or not Arthur Andersen LLP agreed with certain of the above statements. A copy of such letter has been filed with a Form 8-K filed with the Commission on April 3, 2002.

      It is not expected that a representative of Arthur Andersen LLP will be present at the Meeting.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of KPMG LLP as the independent public accountants of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

APPROVAL TO AMEND THE COMPANY’S STOCK OPTION PLAN

      The Company established the Stock Option Plan (the “Option Plan”) to encourage stock ownership in the Company by officers, thus giving them a proprietary interest in the Company’s performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company.

      The Company’s Board of Directors and its Compensation Committee (the “Committee”), which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and director compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of the stockholders.

      As a business development company (BDC), Allied Capital is permitted to allocate up to 20% of the company’s total shares outstanding to the Option Plan. Currently, the Option Plan provides for the issuance of options to purchase a maximum of 12,350,000 shares of common stock or approximately 11%, on a fully diluted basis, of the 99,623,922 shares of common stock that were outstanding as of February 15, 2002, the record date for this Meeting.

      The Committee is submitting to the stockholders for approval, an amendment to the existing Option Plan to increase the number of shares of common stock authorized for issuance under the Option Plan by 13,600,000 shares. The new options, when combined with the existing but unexercised options, would represent approximately 20% of the outstanding common stock of the Company on a fully diluted basis. The Compensation Committee and Board of Directors believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock incentives.

      During recent years, the Company made modest increases in annual base salary and bonus compensation for its executive officers, consistent with its compensation philosophy to place greater emphasis on the value of the compensation derived from stock-based incentives over annual cash compensation in the total compensation plan. Of particular concern to the Company is its ability to retain its exceptional talent in a highly competitive employment market that places a high value on the stock-based element of compensation. The Company’s Board of Directors believes that the proposed increase in the number of shares reserved for issuance is imperative in order to attract and retain high caliber talent.

      The Company’s status as a BDC specifically limits the types of compensation that may be paid to employees in the form of cash and at-the-market stock options. The BDC rules prohibit, among other things, the use of restricted stock as compensation. In addition, while the Company provides at-the-market stock options as a significant portion of compensation, unexercised options do not accrue dividends, and as a result, participants in the Company’s Option Plan are unable to receive a significant portion of the total return attributed to a share of the Company’s common stock on the unexercised options.

      The Company believes that increasing the number of shares of common stock available under the Option Plan is reasonable and appropriate and achieves the competitive objective without compromising shareholder value through less favorable alternatives, such as the issuance of dividend equivalent units on unexercised options, or option repricing. The Committee and the Board of Directors recommend the adoption of the proposal to increase the number of shares reserved for issuance by 13,600,000, which represents approximately 20% of the Company’s total shares outstanding, on a fully diluted basis, as of the date of this proxy statement.

Description of the Option Plan

      Purpose. The purpose of the Option Plan is to advance the interests of the Company by providing officers and non-officer directors of the Company who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.

      Authorization. Under the existing Option Plan, options may be granted from time to time on up to 12,350,000 shares. The Company has options outstanding on 10,646,241 shares under the existing Option Plan, and 627,546 options remain authorized by unissued. The Board of Directors proposes to amend the existing Option Plan to increase the number of shares authorized for issuance by 13,600,000 shares. The maximum number of shares that may be covered by options granted under the Option Plan, as proposed to be amended, would be 25,950,000.

      Administration. The Option Plan is administered by the Company’s compensation committee (the “Committee”) comprised of at least two (2) members of the Company’s Board of Directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, (b) have no financial interest in grants of stock options to officers of the Company under the Option Plan and not be an “interested person,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), of the Company, and (c) be an “outside director” as the term is defined under Section 162(m) of the Internal Revenue Service Code (the “Code”).

      The Committee interprets the Option Plan and, to the extent and in the manner contemplated in the Option Plan, exercises the discretion reserved to it in the Option Plan. The Committee may prescribe, amend and rescind rules and regulations relating to the Option Plan and make all other determinations necessary for its administration. The decision of the Committee on any interpretation of the Option Plan or administration thereof, if in compliance with the provisions of the 1940 Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

      Terms of options. The Committee’s principal objective in awarding stock options to the eligible officers of the Company is to align each optionee’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee’s compensation with the performance of the Company’s stock and the value delivered to stockholders. Stock options are granted under the Option Plan at a price not less than the prevailing market value and will have value only if the Company’s stock price increases. The Committee determines the amount and features of the stock options, if any, to be awarded to optionees. The Committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Option Plan, including the recipient’s current stock holdings, years of service, position with the Company and other factors. The Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration. Pursuant to the 1940 Act, options may not be repriced for any participant.

      Participants — officers. The Committee determines and designates those officers of the Company who are eligible to participate in the Option Plan. The Committee also determines the number of options to be awarded to each optionee. In making these determinations, the Committee takes into account the past service of the optionee and potential contributions to the success of the Company, and such other factors, as the Committee deems relevant to accomplish the purposes of the Option Plan.

      Participants — non-officer directors. Pursuant to an order of the Commission granted on September 8, 1999, the Company’s non-officer directors became eligible to receive option grants. On that date, each incumbent director received options to purchase 10,000 shares, and pursuant to the Commission order, each will receive options to purchase 5,000 shares each year thereafter. New directors will receive options to purchase 10,000 shares upon election to the board and options to purchase 5,000 shares each year thereafter. The amended Option Plan reflects the terms of these automatic grants provided for in the Commission order.

      As of the date of this proxy statement, approximately 68 persons were eligible to participate in the Option Plan. Options are not transferable other than by the laws of descent and distribution, a qualified domestic relations order, or with the permission of the Committee, which may allow options to be transferred to family members, or entities established for the benefit of family members, for estate planning purposes.

      Exercise of options. Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company’s outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value. The day on which the Company approves the granting of an option or the date specified in the Plan is considered the date on which the option is granted. For purposes of the Option Plan, the fair market value of the shares is the closing price of the shares on the New York Stock Exchange on the date on which the option is awarded.

      Options may contain such other terms and conditions as the Committee deems advisable, including, but not limited to, being exercisable only in installments. Options granted to different optionees or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of the Company’s outstanding shares.

      All rights to exercise options terminate 60 days after an optionee ceases to be (i) a non-officer director, (ii) both an officer and a director, if such optionee serves in both capacities, or (iii) an officer (if such officer is not also a director) of the Company for any cause other than death or total and permanent disability. If an optionee’s employment is terminated for any reason other than death or total and permanent disability before expiration of his option and before he has fully exercised it, the optionee has the right to exercise the option during the balance of a 60-day period from the date of termination. If an optionee dies or becomes totally and permanently disabled before expiration of the option without fully exercising it, he or she or the executors or administrators or legatees or distributees of the estate shall, as may be provided at the time of the grant, have the right, within one year after the optionee’s death or total and permanent disability, to exercise the option in whole or in part before the expiration of its term.

      Payment for shares. Full payment for shares purchased must be made at the time of exercising the option in whole or in part. However, at the request of an officer-optionee, the Board of Directors or the Committee may authorize the Company to lend to such officer-optionee, in whole or in part as of the date of exercise, an amount equal to the exercise price of the option. The loan will: (a) have a term of not more than ten years; (b) become due within 60 days after the recipient ceases to be an officer of the Company; (c) bear interest at a rate not less than the applicable federal rate under the Code at the time the loan is made; and (d) be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and Commission regulations or other relevant pronouncements.

      Effect of change in shares subject to the amended plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to an option and the option prices shall be appropriately adjusted by the Committee.

      Change of control. In the event of a Change of Control (as hereinafter defined), all outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Option Plan, “Change of Control” means (i) the sale of substantially all of the Company’s assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of the Company’s outstanding common stock by any “person” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of the Company with another entity unless the Company is the surviving company in such merger or consolidation.

      Amendment and termination. The Committee may modify, revise or terminate the Option Plan at any time. While the Board of Directors may seek stockholder approval of an action modifying a provision of the Option Plan when deemed advisable, the Board of Directors may make certain modifications without stockholder approval (except with respect to the number of options authorized for issuance under the Option Plan). The Option Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options, or by action of the Board of Directors whichever shall first occur.

      If the Committee determines that the listing, registration or qualification of the shares subject to an option upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, the option may not be exercised unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee. No option will expire during any period when the right to exercise an option is so suspended by the Committee. The Committee will extend its term for a further period so as to afford the option a reasonable opportunity to exercise the option, except that no option may be exercised more than ten years after it was granted.

      Resale of shares acquired pursuant to options. Optionees purchasing shares pursuant to options may resell the shares through brokers or dealers at prevailing market prices. Any sales by optionees who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

      Federal tax consequences of the option plan. The following is a summary of certain federal income tax consequences of transactions under the Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax consequences.

      Incentive stock options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the Option Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.”

      In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes. Note that the tax treatment generally applies only to the extent that the optionee is an employee of the Company at the time of the grant of the option and at all times during the period ending three months before the date of exercise.

      Non-qualified stock options. The grant of a non-qualified stock option under the Option Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold).

      The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the amendment to the Option Plan, which increases the number of shares available for grant thereunder, to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company’s stockholders.

Vote Required

      The affirmative vote of the holders of a majority of the Company’s outstanding shares present or represented at the Meeting, or any adjournment thereof, is required to approve the amended Option Plan. In the event such approval is not obtained, the Option Plan shall not be amended and shall continue in operation as it existed prior to its proposed amendment.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE OPTION PLAN.

OTHER BUSINESS

      The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

2003 ANNUAL MEETING OF STOCKHOLDERS

      The Company expects that the 2003 Annual Meeting of Stockholders will be held in May 2003, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Washington, DC, and the Company must receive the proposal no later than December 3, 2002, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

      Rule 14a-4 of the Commission’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the company’s bylaws. The Company’s bylaws do not contain such an advance notice provision. Accordingly, for the Company’s 2003 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary on or before February 7, 2003.

Exhibit A

Allied Capital Corporation

Amended Stock Option Plan

1.  Purpose of The Plan

      The purpose of this Amended Stock Option Plan (this “Plan”) is to advance the interests of Allied Capital Corporation (the “Company”) by providing to directors of the Company and to officers of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under this Plan may qualify as incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  Administration

      This Plan shall be administered by a committee (the “Committee”) comprised of at least two (2) members of the Company’s Board of Directors who each shall (a) be a “non-employee director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by “non-employee directors” is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not be an “interested person,” as defined in Section 2(a)(19) of the investment Company Act of 1940, as amended (the “Act”), and (c) be an “outside director” as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by “outside directors” to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.  Shares Subject to The Plan

      The shares subject to option and the other provisions of this Plan shall be shares of the Company’s common stock, par value $.0001 per share (“shares”). Subject to the provisions hereof concerning adjustment, the total number of shares which may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 25,950,000 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.  Participants

      (A) Officers. The Committee shall determine and designate from time to time those key officers of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such officer to the Company, the present and potential contributions of such officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves the grant of any option to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company’s directors who have no financial interest in such action and (B) a majority of the Company’s directors who are not “interested persons” (as defined in Section 2(a)(19) of the Act) of the Company and (2) such approval is at such time required by Section 61(a)(3)(B)(i)(I) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such action by (A) a majority of the Company’s directors who have no financial interest in such action and (B) a majority of the Company’s directors who are not “interested persons” of the Company, on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

      (B) Non-Officer Directors. In accordance with the Securities and Exchange Commission (the “Commission”) order issued September 8, 1999, the following provisions provide the terms of the grants that may be made to directors who are not officers of the Company:

(1) A one time grant of options in accordance with the provisions of this paragraph (b)(1) shall be made to each director of the Company who is not an officer of the Company who is serving on the date on which the issuance of options pursuant to this Plan to non-officer directors is approved by order of the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act. After such date, a one time grant of options in accordance with the provisions of this paragraph (b)(1) shall be made to each new non-officer director other than any non-officer director who received a grant pursuant to the first sentence of this paragraph (b)(1) upon his or her initial election as a director of the Company. Each grant pursuant to this paragraph (b)(1) shall award the non-officer director an option to purchase 10,000 shares at a price equal to the current fair market value of the shares at the date of issuance of such shares, and the options shall vest immediately.

(2) A grant of options in accordance with the provisions of this paragraph (b)(2) shall be made to each director of the Company who is not an officer of the Company who is serving as a director on the date of the annual meeting of stockholders each year. Each grant pursuant to this paragraph (b)(2) shall award the non-officer directors an option to purchase 5,000 shares at a price equal to the current fair market value of the shares at the date of issuance of such option, and the options shall vest immediately.

(3) The agreement documenting the award of any option pursuant to this paragraph (b) shall contain the terms and conditions, as the Committee shall deem advisable.

      (C) Option Agreements. Agreements evidencing options granted to different optionees or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.  Option Price

      Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option; provided, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares shall not be less than 110% of such current fair market value.

6.  Option Period

      Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee; provided, that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares, shall not exceed five years.

7.  Payment for Shares

      Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order) or, if authorized pursuant to paragraph 9 hereof, by a loan from the Company in accordance with paragraph 9.

8.  Transferability of Options

      Options shall not be transferable other than by will or the laws of descent and distribution and pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Committee shall have the authority to permit transfer of options to family members or entities established for the benefit of family members in accordance with federal income tax laws.

9.  Loans by the Company

      Upon the exercise of any option, the Company, at the request of an officer-optionee, and subject to the approval of both (a) a majority of the Company’s directors who each has no financial interest in such loan and (b) a majority of the

Company’s directors who each is not an “interested person,” as defined in Section 2(a)(19) of the Act, of the Company on the basis that such loan is in the best interests of the Company and its stockholders (whether such approval is by the Committee or otherwise), may lend to such officer-optionee, as of the date of exercise, an amount equal to the exercise price of such option; provided, that such loan (a) shall have a term of not more than ten years, (b) shall become due within sixty days after the recipient of the loan ceases to be an officer of the Company, (c) shall bear interest at a rate no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made, and (d) shall be fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Committee to comply with applicable IRS and Commission regulations.

10.  Termination of Options

      All rights to exercise options shall terminate sixty days after any optionee ceases to be a director or an officer of the Company, and no options will vest after an optionee’s termination date. Notwithstanding the foregoing, however, where an optionee’s service as a director or officer of the Company terminates as a result of the optionee’s death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee’s total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

11.  Effect of Change in Stock Subject to The Plan

      Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares of represented by the unexercised portion of an option, the number of shares which has been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.  General Restriction

      Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

13.  Miscellaneous Provisions

      (a) No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.

      (b) The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or officer any optionee, and the right of the Company to terminate the employment of any officer or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.

      (c) Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock option agreements may contain such other provisions, as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.

      (d) For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the stock on the New York Stock Exchange for the date of issuance of such option, as provided herein. If the Company’s shares are traded on another exchange, the price shall be the price of the Company’s stock as reported in The Wall Street Journal for such date of issuance of an option. If no closing price is reported, the fair market value shall be the average of high and low sales price on the date of grant.

      (e) The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

      (f) All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

      (g) No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of 20% of the Company’s outstanding voting securities.

      (h) A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

      (i) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., 3rd Floor, Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.

      (j) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Maryland without regard to any rules regarding conflict-of-law or choice-of-law.

      (k) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.  Change of Control

      In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, “Change of Control” means (i) the sale of substantially all of the Company’s assets, (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, of securities of the Company representing twenty-five percent (25%) or more in the aggregate voting power of the Company’s then-outstanding Common Stock by any “person” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan, or (iii) a merger or consolidation of the Company with another entity unless the Company is the surviving company in such merger or consolidation.

15.  Amendment and Termination

      The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. While the Board of Directors may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

16.  Effective Date of The Plan

      The amended Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, and (2) approval of this Plan by the shareholders of the Company. The Plan was initially approved by shareholders on November 26, 1997; the amended stock option plan was approved by shareholders on May 9, 2000. Shareholders will be asked to approved another amendment to the Plan at the Annual Meeting of Shareholders to be held on May 7, 2002.

                       ANNUAL MEETING OF STOCKHOLDERS of

                           ALLIED CAPITAL CORPORATION

                                  May 7, 2002
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                           PROXY VOTING INSTRUCTIONS
                           -------------------------

VOTE BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit
Control Number which is located below and then follow the simple instruction the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the
postage-paid envelope we have provided or return it to Allied Capital
Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                             ----------------------------
  YOUR CONTROL NUMBER IS  [ARROW GRAPHIC]
                                             ----------------------------

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                           ALLIED CAPITAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints WILLIAM L. WALTON, PENNI F. ROLL and SUZANNE
V. SPARROW, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual
Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 923
16th Street, NW, Washington, DC on May 7, 2002 at 10:00 A.M. [Eastern] and at
all  adjournments thereof, as indicated on this proxy.

PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE
UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS
PROXY OF A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT.

                          (CONTINUED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           ALLIED CAPITAL CORPORATION

                                  MAY 7, 2002

             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
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ALLIED CAPITAL CORPORATION

1. The election of the following four persons (except as
   marked to the contrary) as Class I Directors who will
   serve as directors of Allied Capital Corporation until  FOR WITHHOLD FOR ALL
   2005, or until their successors are elected and         ALL   ALL    EXCEPT
   qualified.
                                                           [ ]   [ ]     [ ]
   NOMINEES: CLASS I DIRECTORS
             01) John D. Firestone
             02) Anthony T. Garcia
             03) Lawrence I. Hebert
             04) Laura W. van Roijen

To withhold authority to vote, mark "For
All Except" and write the nominee's
number on the line below.

----------------------------------------
VOTE ON PROPOSALS                                       FOR    AGAINST   ABSTAIN

2. The ratification of the selection of KPMG LLP as
   independent public accountants for Allied Capital    [ ]      [ ]        [ ]
   Corporation for the year ending December 31, 2002.

3. Approve an amendment to the Company's Stock Option
   Plan                                                 [ ]      [ ]        [ ]

4. To transact such other business as may properly come before the Meeting.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND FOR THE PROPOSALS
LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

IMPORTANT: Please sign your name(s) exactly as shown hereon
and date your proxy in the blank provided. For joint
accounts, each joint owner should sign. When signing as
attorney, executor, administrator, trustee or guardian,
please give your full title as such. If the signer is a
corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

[                                 ][                 ]
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 SIGNATURE [PLEASE SIGN WITHIN BOX]       DATE

[                                 ][                 ]
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      SIGNATURE (JOINT OWNERS)            DATE
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